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                                                                      EXHIBIT 10

                           CHANGE-IN-CONTROL AGREEMENT

            AGREEMENT entered into as of _______________, 200_ by and between Smithway Motor Xpress Corp., an Iowa corporation (the "Company"), and _______________ (the "Executive").

                                   WITNESSETH:

            WHEREAS, the Executive is a key member of the management of the Company and has heretofore devoted substantial skill and effort to the affairs of the Company; and

            WHEREAS, it is desirable and in the best interests of the Company and its shareholders to continue to obtain the benefits of the Executive's services and attention to the affairs of the Company; and

            WHEREAS, it is desirable and in the best interests of the Company and its shareholders to provide inducement for the Executive (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company; and

            WHEREAS, it is desirable and in the best interests of the Company and its shareholders that the Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company; and

            WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company; and

            WHEREAS, for the reasons set forth above, the Company and the Executive desire to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

      1. Employment. The purpose of this Agreement is to provide Executive with certain amounts or benefits under certain circumstances and on the terms set forth herein if an Event shall be deemed to have occurred as contemplated by
Section 2. This Agreement does not otherwise affect the terms of Executive's employment.

      2. Events. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless an Event shall occur during the Term of this Agreement.

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            (a) For purposes of this Agreement, an "Event" shall be deemed to have occurred if any of the following occur:

                  (i) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute an Event pursuant to this Section 2(a)(i):

                        (A) any acquisition or beneficial ownership by the
                  Company or a subsidiary of the Company;

                        (B) any acquisition or beneficial ownership by any
                  employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

                        (C) any acquisition or beneficial ownership by any
                  corporation (including without limitation an acquisition in a transaction of the nature described in Section 2(a)(iii)) with respect to which, immediately following such acquisition, more than 65%, respectively, of (x) the combined voting power of the Company's then outstanding Voting Securities and (y) the Company's then outstanding common stock (the "Common Stock") is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition;

                        (D) any acquisition of Voting Securities or Common Stock
                  directly from the Company;

                        (E) any acquisition or beneficial ownership of Voting
                  Securities or Common Stock by Willaim G. Smith, Marlys L. Smith or trusts controlled by either;

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                  (ii) Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company. For purposes of this Section 2(a)(ii), "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company,
            (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a "Continuing Director" shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company;

                  (iii) Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be;

                  (iv) (x) Complete liquidation or dissolution of the Company or
            (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, (1) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (2) the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership,

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            immediately prior to such sale or other disposition, of the Voting
            Securities and Common Stock, as the case may be.

      Notwithstanding anything stated in this Section 2(a), an Event shall not be deemed to occur with respect to the Executive if (x) the acquisition or beneficial ownership of the 35% or greater interest referred to in Section 2(a)(i) is by the Executive or by a group, acting in concert, that includes the Executive or (y) a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation, exchange or disposition of assets referred to in Section 2(a)(iii) or 2(a)(iv), be beneficially owned, directly or indirectly, by the Executive or by a group, acting in concert, that includes the Executive.

            (b) For purposes of this Agreement, a "subsidiary" of the Company shall mean any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

      3. Payments and Benefits. If any Event shall occur during the Term of this Agreement, then the Executive shall be entitled to receive from the Company or its successor (which term as used herein shall include any person acquiring all or substantially all of the assets of the Company) a cash payment and other benefits on the following basis (unless the Executive's employment by the Company is terminated voluntarily or involuntarily prior to the occurrence of the earliest Event to occur (the "First Event"), in which case the Executive shall be entitled to no payment or benefits under this Section 3):

            (a) If at the time of, or at any time after, the occurrence of the First Event and prior to the end of the Transition Period (as defined in Section 4(e)), the employment of the Executive with the Company is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the Executive other than a Constructive Involuntary Termination or is on account of the death or Disability of the Executive or is a termination by the Company for Cause), the Executive (or the Executive's legal representative, as the case may be),

                  (i) shall be entitled to receive from the Company or its
            successor, upon such termination of employment with the Company or its successor, a cash payment in an amount equal to the Severance Payment (as defined in Section 4(d)); and

                  (ii) shall be entitled during the Transition Period to
            participate in any health, disability and life insurance plan or program in which the Executive was

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            entitled to participate immediately prior to the First Event as if he were an employee of the Company during such Transition Period (except, with respect to health insurance coverage, for those portions remaining during such Transition Period that duplicate health insurance coverage that is in place for the Executive under any other policy provided at the expense of another employer); provided however, that in the event that the Executive's participation in any such health, disability or life insurance plan or program of the Company is barred, the Company, at its sole cost and expense, shall arrange to provide the Executive with benefits substantially similar to those which the Executive would be entitled to receive under such plan or program if he were not barred from participation.

            (b) The payments provided for in this Section 3 shall be reduced by any other severance pay which the Executive receives from the Company, its subsidiaries or its successor under any other policy or agreement of the Company in the event of involuntary termination of Executive's employment.

            (c) The Company shall also pay to the Executive all legal fees and expenses incurred by the Executive as a result of such termination, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

            (d) In the event that at any time from the date of the First Event until the end of the Transition Period,

                  (i) the Executive shall not be given substantially equivalent or greater title, duties, responsibilities and authority, in each case as compared with the Executive's status immediately prior to the First Event, other than for Cause or on account of Disability;

                  (ii) the Executive's annual base salary shall be reduced from the Executive's annual base salary in effect immediately prior to the First Event;

                  (iii) the Company shall fail to provide the Executive with benefits under the Company's pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans and other employee benefit plans and arrangements that in the aggregate for all such plans and arrangements are at least as favorable to the Executive as those benefits covering the Executive immediately prior to the First Event or shall fail to provide the Executive with at least the number of paid vacation days to which the Executive was entitled immediately prior to the First Event;

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                  (iv) the Company shall have failed to obtain assumption of this Agreement by any successor as contemplated by Section 5(b) hereof;

                  (v) the Company shall require the Executive to relocate to any place other than a location within twenty-five miles of the location at which the Executive performed his primary duties immediately prior to the First Event; or

                  (vi) the Company shall require that the Executive travel on
            Company business to a substantially greater extent than required immediately prior to the First Event;

      a termination of employment with the Company by the Executive thereafter shall constitute a Constructive Involuntary Termination.

            (e) The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Section 3 by seeking other employment or otherwise, nor (except as specifically provided in Section 3(a)(ii)) shall the amount of any payment or other benefit provided for in
      Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer after termination, or otherwise.

            (f) The obligations of the Company under this Section 3 shall survive the termination of this Agreement.

      4. Definition of Certain Additional Terms.

            (a) As used herein, other than in Section 2(a) hereof, the term "person" shall mean an individual, partnership, corporation, estate, trust or other entity.

            (b) As used herein, the term "Cause" shall mean, and be limited to,
      (i) willful and gross neglect of duties by the Executive or (ii) an act or acts committed by the Executive constituting a felony and substantially detrimental to the Company or its reputation.

            (c) As used herein, the term "Disability" shall mean the Executive's absence from his duties with the Company on a full time basis for 180 consecutive business days, as a result of the Executive's incapacity due to physical or mental illness, unless within 30 days after written notice pursuant to Section 7 hereof is given following such absence, the Executive shall have returned to the full time performance of his duties.

            (d) As used herein, the term "Severance Payment" shall mean an amount equal to (i) 24 months base salary (excluding bonuses) multiplied by a fraction, the

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      numerator of which is the number of days remaining in the Transition
      Period after termination of employment and the denominator of which is the number of days in the Transition Period, plus (ii) the bonus that the Executive would have been entitled to assuming that the performance goals under the Company's bonus program had been met and the Executive had been employed through the end of the bonus period, multiplied by a fraction, the numerator of which is the number of days worked in the applicable bonus period and the denominator of which is the number of days in the applicable bonus period.

            (e) As used herein, the term "Transition Period" shall mean the 24 month period commencing on the date of the earliest to occur of an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof (the "Commencement Date") and ending on the 24 month anniversary of the Commencement Date.

      5. Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor.

            (b) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this Section 5(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

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      6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Iowa.

      7. Notices. All notices, requests and demands given to or made pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address which:

            (a) In the case of the Company shall be:

                    Smithway Motor Xpress Corp.
                    P.O. Box 404
                    2031 Quail Avenue
                    Fort Dodge, IA  50501

            (b) In the case of the Executive shall be:

                          ___________________________
                          ___________________________
                          ___________________________

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

      8. Severability; Severance. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. In the event that any benefits to the Executive provided in this Agreement are held to be unavailable to the Executive as a matter of law, the Executive shall be entitled to severance benefits from the Company, in the event of an involuntary termination or Constructive Involuntary Termination of employment of the Executive (other than a termination on account of the death or Disability of the Executive or a termination for Cause) during the term of this Agreement occurring at the time of or following the occurrence of an Event, at least as favorable to the Executive (when taken together with the benefits under this Agreement that are actually received by the Executive) as the most advantageous benefits made available by the Employer to employees of comparable position and seniority to the Executive during the two-year period prior to the First Event.

      9. Term. This Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) December 31, 2006, provided that such period shall be automatically extended for one year and from year to year

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thereafter until notice of termination is given by the Company or the Executive to the other party hereto at least 60 days prior to December 31, 2006 or the one-year extension period then in effect, as the case may be, or (B) if the Commencement Date occurs on or prior to December 31, 2006 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), the 24 month anniversary of the Commencement Date.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            Smithway Motor Xpress Corp.

                                            By___________________________
                                               Its_______________________

                                            Executive

                                            _____________________________
                                            [Name]

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